Exhibit 99

Bassett Furniture Industries, Inc.	J. Michael Daniel, Vice President
P.O. Box 626	and Chief Accounting Officer
Bassett, VA 24055	(276) 629-6614 – Investors

Jay S. Moore, Director of Communications
For Immediate Release	(276) 629-6450 – Media

Bassett Furniture News Release
Bassett Declares Dividend Increase of $0.005 Per Share

(Bassett, Va.) – October 13, 2011 – Bassett Furniture Industries, Inc. (Nasdaq:  BSET) announced today that its Board of Directors has declared a regular quarterly dividend of $0.035 per share on outstanding common stock payable on December 1, 2011, to shareholders of record at the close of business November 15, 2011.  This represents an increase of $0.005 over the regular dividend paid on September 1, 2011.

Bassett Furniture Industries, Inc. (NASDAQ:BSET), is a leading manufacturer and marketer of high quality, mid-priced home furnishings.  For more information, visit the Company’s website at bassettfurniture.com. (BSET-G)

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